PRICING SUPPLEMENT NO. 97-11 Dated October 1, 1997     Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                            BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                               (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                              Interest
Principal                     Settlement     Maturity         Rate
Amount          CUSIP #       Date           Date             Per Annum


$15,000,000     08172MGU4     10/06/1997     10/09/2001       6.33%

$22,500,000     08172MGV2     10/06/1997     10/07/2002       6.39%

$ 5,000,000     08172MGW0     10/06/1997     10/06/2006       6.75%